UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 16, 2010
W. P. CAREY & CO. LLC
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-13779 (Commission File Number)	13-3912578 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 16, 2010, the Board of Directors of W. P. Carey & Co. LLC (the “Company”) elected Trevor P. Bond as Chief Executive Officer and President of the Company. Mr. Bond was previously appointed interim Chief Executive Officer, effective July 6, 2010, as reported in the Company’s Current Report on Form 8-K filed on that date and which is hereby incorporated into this Item 5.02 by reference. The compensation arrangements for Mr. Bond have not yet been agreed, and Mr. Bond will remain a director of the Company.
     A copy of the Company’s press release announcing the appointment of Mr. Bond has been filed as an exhibit to this Report.
Item 9.01 Exhibits

Exhibit 99.1	Press release of the registrant dated September 22, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: September 22, 2010	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director